EXHIBIT 21(i)

STRYKER CORPORATION
LIST OF SUBSIDIARIES
As of January 31, 2015

State or Country
Name of Subsidiary	of Incorporation

Alcott Indemnity Company	Vermont
Benoist Girard SAS	France
Berchtold + Fritz GmbH	Germany
Berchtold Asia SDN BHD	Malaysia
Berchtold China Ltd	China
Berchtold Consulting GmbH	Switzerland
Berchtold Corporation	Delaware
Berchtold Deutschland GmbH & Co KG	Germany
Berchtold do Brasil Importacao e Exportacao Ltda. EPP	Brazil
Berchtold Espana S.L.	Spain
Berchtold GmbH & Co KG	Germany
Berchtold Holding GmbH	Germany
Berchtold Holding GmbH (f/k/a Berchtold Holding AG)	Switzerland
Berchtold Italia Srl	Italy
Berchtold Japan KK	Japan
Berchtold Pacific Pty	Australia
Berchtold UK Limited	United Kingdom
Cersys, Inc.	Delaware
Changzhou Orthomed Medical Instruments Company Limited	China
Colorado Biomedical, Inc.	Colorado
Concentric Medical Europe SARL	Belgium
Concentric Medical, Inc.	Delaware
Everest Biomedical Instruments Company	Delaware
Gaymar Industries, Inc.	New York
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	New Jersey
Image Guided Technologies, Inc.	Colorado
Instrumedics, LLC	Michigan
Jiangsu Chuangyi Medical Instrument Company Limited	China
Link Technology, Inc.	Colorado
Mako Surgical, Inc.	Delaware
Medicycle, Inc.	Arizona
MediSearch, Inc.	Puerto Rico
Memometal Technologies SAS	France
Memometal UK Limited	United Kingdom
Memometal, Inc.	Delaware
MicroDexterity Systems, Inc.	Delaware

N.V. Stryker SA	Belgium
Nettrick Limited	Ireland
OOO Stryker	Russia
Orthomed (Hong Kong) Medical Instrument Company Limited	Hong Kong
Orthovita, Inc.	Pennsylvania
Osteo France SARL	France
OtisMed Corporation	California
ParaMed Corporation	Utah
Patient Safety Technologies, Inc.	Delaware
Pficonprod Pty. Ltd.	Australia
Pivot Medical, Inc.	Delaware
S.E.H.T. SARL	France
S.I.R.E., LLC	Michigan
Shanghai Gongpin Trading Company Limited	China
SpineCore, Inc.	Delaware
SSI Divesture, Inc.	Massachusetts
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co. Ltd.	China
Stryker (India) Private Limited	India
Stryker (Shanghai) Healthcare Products Co., Ltd.	China
Stryker (Suzhou) Medical Technology Co Ltd.	China
Stryker (Thailand) Limited	Thailand
Stryker AB	Sweden
Stryker Acquisitions BV	The Netherlands
Stryker Asia Holdings CV	The Netherlands
Stryker Australia LLC	Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker Beteiligungs GmbH	Germany
Stryker Biotech LLC	Michigan
Stryker Canada Holding Company	Canada
Stryker Canada LP	Canada
Stryker Canadian Management ULC	Canada
Stryker Capital BV	The Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Combo LLC	Michigan
Stryker Communications, Inc.	Delaware
Stryker Corporation	Michigan
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Czech Republic s.r.o.	Czech Republic
Stryker do Brasil Ltda.	Brazil
Stryker EMEA Supply Chain Services BV	The Netherlands
Stryker European Coordination Center BV	The Netherlands
Stryker European Holdings Coöperatief U.A.	The Netherlands
Stryker European Holdings I, LLC	Delaware

Stryker European Holdings II, LLC	Delaware
Stryker European Holdings III, LLC	Delaware
Stryker European Holdings IV, LLC	Delaware
Stryker European Holdings V, LLC	Delaware
Stryker European Holdings VI, LLC	Delaware
Stryker European Operations BV	The Netherlands
Stryker European Technologies CV	The Netherlands
Stryker Far East, Inc.	Delaware
Stryker Financial Services CV	The Netherlands
Stryker Foreign Acquisitions, Inc.	Delaware
Stryker France Holding SNC	France
Stryker France MM Holdings SAS	France
Stryker France SAS	France
Stryker Funding BV	The Netherlands
Stryker GI Ltd.	Israel
Stryker GI Services CV	The Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH	Austria
Stryker GmbH & Co. KG	Germany
Stryker Grundstucks GmbH & Co KG	Germany
Stryker Grundstucks Verwaltungs GmbH	Germany
Stryker Hellas Limited Liability Company Trading in Medical Devices EPE	Greece
Stryker Holdings BV	The Netherlands
Stryker Hong Kong Holding Ltd	Hong Kong
Stryker Iberia, SL	Spain
Stryker IFSC Limited	Ireland
Stryker International Acquisitions BV	The Netherlands
Stryker International Holdings BV	The Netherlands
Stryker Investment Holdings BV	The Netherlands
Stryker Ireland Holdings	Ireland
Stryker Ireland Limited	Ireland
Stryker Italia SRL	Italy
Stryker Japan Holdings BV	The Netherlands
Stryker Japan KK	Japan
Stryker Korea Ltd.	South Korea
Stryker Lebanon (Offshore) SAL	Lebanon
Stryker Leibinger GmbH & Co. KG	Germany
Stryker Luxembourg Holdings SARL	Luxembourg
Stryker Luxembourg SARL	Luxembourg
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical Quebec LP	Canada
Stryker Medtech KK	Japan
Stryker Medtech Limited	Ireland
Stryker Mexico, S.A. de C.V.	Mexico
Stryker Nederland BV	The Netherlands
Stryker New Zealand Limited	New Zealand

Stryker Newplant GmbH	Switzerland
Stryker NV Operations Limited	Ireland
Stryker Pacific Limited	Hong Kong
Stryker Performance Solutions LLC	New Jersey
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos Unipessoal, Lda.	Portugal
Stryker Puerto Rico Limited	Ireland
Stryker Real Estate BV	The Netherlands
Stryker Romania SRL	Romania
Stryker SA	Switzerland
Stryker Sales Corporation	Michigan
Stryker Servicios Administrativos S. de R.L. de C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spain Holding, SL	Spain
Stryker Spine SA	Switzerland
Stryker Spine SAS	France
Stryker Sustainability Solutions, Inc.	Delaware
Stryker Tibbi Cihazlan Sanayi Ve Ticaret Limited	Turkey
Stryker Trauma GmbH	Germany
Stryker Trauma SA	Switzerland
Stryker Trauma SAS	France
Stryker U.S. Holding LLC	Delaware
Stryker UK Limited	United Kingdom
Stryker Verwaltungs GmbH	Germany
Stryker-Osteonics SA	Switzerland
SurgiCount Medical, Inc.	California
Surpass Medical, Ltd.	Israel
Trauson (China) Medical Instrument Company Limited	China
Trauson (Hong Kong) Company Limited	Hong Kong
Trauson Holdings (BV) Limited	British Virgin Islands
Trauson Holdings (Hong Kong) Company Limited	Hong Kong
Trauson Holdings Company Limited	Cayman Islands
Waterloo Bedding Co.	Canada

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.